Exhibit 10.7

BLOCKBUSTER INC.

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

ARTICLE I

GENERAL

Section 1.1 Purpose.

The purpose of the Blockbuster Inc. 2004 Long-Term Management Incentive Plan (the “Plan”) is to benefit and advance the interests of Blockbuster Inc., a Delaware corporation (the “Company”), and its Subsidiaries by (i) attracting and retaining employees, Non-Employee Directors and Advisors of the Company and its Subsidiaries; and (ii) rewarding such persons for their contributions to the financial success of the Company and thereby motivating them to continue to make such contributions in the future.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a) “Adjusted Operating Income” shall mean operating income plus intangible amortization and depreciation expenses, adjusted for non-cash charges. Non-cash charges may include, without limitation, the impacts to operating income of changes in accounting principles or estimates or other unusual, infrequent non-cash items.

(b) “Adjusted Net Income” shall mean net income, adjusted for non-cash charges. Non-cash charges may include, without limitation, the impacts to net income of changes in accounting principles or estimates or other unusual, infrequent non-cash items.

(c) “Advisor” shall mean any person performing advisory or consulting services for the Company or any Subsidiary, with or without compensation, to whom the Company chooses to make a Grant in accordance with the Plan; provided that (i) bona fide services must be rendered by such person; and (ii) such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(d) “Agreement” shall mean the agreement, certificate or other documentation (in each case, whether in written, electronic or other format) governing the grant of an Award under the Plan, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(e) “Adjusted Income Before Income Taxes” shall mean income before income taxes, adjusted for non-cash charges. Non-cash charges may include, without limitation, the impacts to income before income taxes of changes in accounting principles or estimates or other unusual, infrequent non-cash items.

(f) “Appreciation Value” shall mean the excess, if any, of the Value of a Phantom Share on the applicable Valuation Date or the date of a Participant’s termination of employment or service or of a Participant’s death or Permanent Disability (as described in Section 6.5(a) hereof), as the case may be, over the Initial Value of such Phantom Share.

(g) “Award” shall mean any grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Phantom Shares, or a combination of any of the above granted under the Plan.

(h) “Board” shall mean the Board of Directors of the Company.

(i) “Class B Common Stock” shall mean shares of Class B Common Stock, par value $0.01, of the Company.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(k) “Committee” shall mean the committee(s) appointed or designated by the Board to administer the Plan in accordance with Section 1.3 of the Plan.

(l) “Common Stock” shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company, or, in the event that the outstanding shares of such Common Stock are thereafter changed into or exchanged for shares of a different stock or security of the Company or another corporation, such other stock or security.

(m) “Company” shall have the meaning set forth in Section 1.1.

(n) “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(o) “Dividend Equivalent” shall mean a right to receive payment of dividends declared and paid on all or a portion of the number of shares of Common Stock subject to a specified Award under the Plan, as determined by the Committee.

(p) “Effective Date” shall have the meaning set forth in Article XII.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(r) “Fair Market Value” of a share of Common Stock or Class B Common Stock on a given date shall be, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price of a share of Common Stock or Class B Common Stock on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock or Class B Common Stock is not listed for trading on a national securities exchange, but is quoted on an automated quotation system, the average closing bid per share of the Common Stock or Class B Common Stock on such automated quotation system or, in the event that the Common Stock or Class B Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Common Stock or Class B Common Stock as furnished by a professional marketmaker making a market in the Common Stock or Class B Common Stock designated by the Committee.

(s) “Free Cash Flow” shall mean net cash flow from operating activities less rental library purchases and capital expenditures.

(t) “Grant” shall mean a grant of an Award under the Plan.

(u) “Incentive Stock Option” shall mean a Stock Option that by its terms is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Initial Value” shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine.

(w) “Non-Employee Director” shall mean a member of the Board of Directors of the Company or any Subsidiary who is not an employee of the Company, the parent thereof or any Subsidiary.

(x) “Non-Qualified Stock Option” shall mean any Stock Option that does not qualify as an Incentive Stock Option.

(y) “OIBDA” shall mean Operating Income before depreciation and amortization.

(z) “Outstanding Phantom Share” shall mean a Phantom Share granted to a Participant for which the Valuation Date has not yet occurred.

(aa) “Outstanding Stock Option” shall mean a Stock Option granted to a Participant that has not yet been exercised and that has not yet expired, been terminated in accordance with its terms or otherwise cancelled or forfeited.

(bb) “Participant” shall mean any employee, Non-Employee Director or Advisor who has met the eligibility requirements set forth in Section 1.4 and to whom an Award has been granted under the Plan.

(cc) “Performance Award” shall mean an Award granted to a Participant that is conditioned in some manner upon the achievement of one or more of the Performance Goals described in Article VIII.

(dd) “Performance Goals” shall have the meaning set forth in Section 8.1.

(ee) “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company, the parent thereof or a Subsidiary thereof, as applicable, for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion, and sets forth an alternative definition in the applicable Agreement; provided, however, with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. With respect to any Grant other than an Incentive Stock Option, to the extent that a Participant’s employment agreement differs from the Plan with respect to the meaning of disability, if such employment agreement has been approved by the Committee that granted the Stock Options, the definition included in such employment agreement shall govern. Anything in the Plan to the contrary notwithstanding, “Permanent Disability” is a term that shall apply only to Participants who are employees of the Company.

(ff) “Phantom Share” shall mean a contractual right granted to a Participant pursuant to Article VI to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable Agreement.

(gg) “Plan” shall have the meaning set forth in Section 1.1.

(hh) “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article IV that is subject to the restrictions set forth in Section 4.3 and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(ii) “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article V to receive, in the discretion of the Committee, a share of Common Stock; a cash payment equal to the Fair Market Value of a share of Common Stock, the Fair Market Value of a share of Class B Common Stock, or a weighted average of the Fair Market Value of a share of Common Stock and Class B Common Stock (which weighted average may include equal weights for Common Stock and Class B Common Stock); or a combination of Common Stock and cash, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(jj) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(kk) “Section 1.5 Limit” shall have the meaning set forth in Section 1.5.

(ll) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder from time to time.

(mm) “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(nn) “Stand-Alone Stock Appreciation Right” shall have the meaning set forth in Section 3.3.

(oo) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article III to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified exercise price, as determined in accordance with Article III of the Plan and subject to such other terms and conditions as are set forth in the Plan and in the applicable Agreement. Stock Appreciation Rights may be Tandem Stock Appreciation Rights or Stand-Alone Stock Appreciation Rights.

(pp) “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and in the applicable Agreement. Stock Options may be Incentive Stock Options or Non-Qualified Stock Options.

(qq) “Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code; provided that, with respect to Awards other than Incentive Stock Options, the term “Subsidiary” shall also be deemed to include a partnership, limited liability company or other entity in which the Company controls, directly or indirectly, a majority of the voting power or equity interests.

(rr) “Tandem Stock Appreciation Right” shall have the meaning in Section 3.2.

(ss) “Termination for Cause” for Participants who are employees of the Company and for Advisors, shall mean a termination of service with the Company or any of its Subsidiaries that, as determined by the Committee, is by reason of (i) “cause” as such term or a similar term is defined in any employment or consulting agreement applicable to the Participant or as is required by the laws of any foreign jurisdiction; or (ii) if there is no such employment or consulting agreement or applicable foreign law or if such employment or consulting agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by a Participant to substantially perform the duties of such Participant’s service, or (z) any other act or omission that is materially injurious to the financial condition or business reputation of the Company or any Subsidiary thereof.

(tt) “Termination for Cause” for Participants who are Non-Employee Directors shall mean removal from the Board for “cause” in accordance with the certificate of incorporation or bylaws of the Company, as amended from time to time.

(uu) “Valuation Date” shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed in accordance with Section 6.2(a) hereof.

(vv) The “Value” of a Phantom Share shall be determined by reference to the “average Fair Market Value” of a share of Common Stock. The “average Fair Market Value” on a given date of a share of Common Stock shall be determined over the 30-day period ending on such date or such other period as the Committee may decide shall be applicable to a Grant of Phantom Shares, determined by dividing (i) by (ii), where (i) shall equal the sum of the Fair Market Values on each day that the Common Stock was traded and a closing price was reported during such period, and (ii) shall equal the number of days, as determined by the Committee for the purposes of determining the average Fair Market Value for such Phantom Shares, on which the Common Stock was traded and a closing price was reported during such period.

(ww) To “vest” a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Phantom Share held by a Participant shall mean, with respect to a Stock Option or Stock Appreciation Right, to render such Stock Option or Stock Appreciation Right exercisable, subject to the terms of the Plan or the applicable Agreement, and, in the case of a Restricted Share, Restricted Share Unit or Phantom Share, to render such Restricted Share, Restricted Share Unit, or Phantom Share nonforfeitable.

Section 1.3 Administration of the Plan.

The Plan shall be administered by the Board or by a committee appointed by the Board, consisting of at least two members of the Board; provided that (i) with respect to any Grant that is intended to satisfy the requirements of Rule 16b-3, such committee shall consist of at least such number of directors as is required from time to time by Rule 16b-3, and each such committee member shall satisfy the qualification requirements of such rule; (ii) with respect to any Grant that is intended to satisfy the requirements of the Section 162(m) Exception, such committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such committee member shall satisfy the qualification requirements of such exception; and (iii) to the extent required under the rules of the stock exchange or automated quotation system on which the Common Stock is listed for trading or quoted, as applicable, each member of the Committee shall satisfy any “independence” requirements of such exchange or quotation system; provided, however, that, if any such Committee member is found not to have met the qualification requirements set forth in clauses (i) and (ii) above, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

The Committee shall adopt such rules as it may deem appropriate in order to carry out the purposes of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan. The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 and to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award. In addition, the Committee shall have the authority to determine the terms, conditions, restrictions and/or limitations applicable to each Award in accordance with the terms of the Plan; provided, however, that no member of the Committee shall participate in any decision contemplated by this Section 1.3 if it relates to a Grant made on his or her behalf. The Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent; and provided further, that, without the prior approval of the Company’s stockholders, the Committee may not reprice any Stock Option except as may be deemed to occur pursuant to the next paragraph or pursuant to Article IX. With respect to any restriction in the Plan, or to which any Award is subject, that is based on the requirements of Rule 16b-3, Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restriction and/or to waive any such restriction with respect to outstanding Awards.

Subject to this section 1.3 and Article IX and Article XI, at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

Subject to (i) the limitations set forth in this Section 1.3 and (ii) the limitations set forth in the Delaware General Corporation Law, as well as any other laws, rules or regulations that may apply from time to time, the Committee shall have the authority to delegate some or all of its authority under the Plan to one or more members of the Committee or to one or more officers of the Company.

Section 1.4 Eligible Persons.

Grants may be awarded to any employee, Non-Employee Director or Advisor of the Company or any of its Subsidiaries selected by the Committee; provided that only employees shall be eligible to receive Incentive Stock Options.

Section 1.5 Common Stock Subject to the Plan.

The total aggregate number of shares of Common Stock that may be subject to Awards under the Plan (the “Section 1.5 Limit”) shall be 20,000,000, subject to adjustment pursuant to Article IX hereof. The shares of Common Stock shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company.

For purposes of determining the number of shares of Common Stock that are at any time available for issuance, the following rules shall apply:

(a) Subject to the provisions of clause (b) below, the number of shares underlying an Award that can be settled in shares of Common Stock shall be counted against the Section 1.5 Limit at the time the Award is granted.

(b) To the extent permitted by law, the Code or the rules of any stock exchange or automated quotation system on which the Common Stock is listed for trading or quoted, as applicable, the following shares underlying Awards shall not be counted against the Section 1.5 Limit and shall again become immediately available for new Awards under the Plan: (i) shares subject to an Award that for any reason expires or is cancelled, forfeited or terminated without having been exercised or paid; (ii) shares withheld from any Award to satisfy a Participant’s tax or other withholding obligations or to pay the exercise price of an Award; (iii) shares subject to an Award that is settled in cash; and (iv) shares that are exchanged for an Award that does not involve Common Stock. In addition, if a Participant tenders shares of Common Stock in payment of the exercise price of an Award or to satisfy the Participant’s tax or other withholding obligations with respect to an Award, only the number of shares of Common Stock issued net of the number of shares of Common Stock tendered shall be counted against the Section 1.5 Limit. Notwithstanding anything to the contrary in this Section 1.5, if any Award is settled by the Company in whole or in part by delivery of fewer than the full number of shares of Common Stock subject to such Award, the excess, if any, of the number of shares of Common Stock subject to the Award over the number of shares of Common Stock delivered by the Company to the Participant upon exercise or settlement shall not be counted against the Section 1.5 Limit and shall again be available for Awards.

Section 1.6 Limit on Grants to Participants.

The maximum aggregate number of shares of Common Stock with respect to which an Award may be granted to any Participant during the ten-year period starting on the Effective Date shall not exceed 7,500,000 (regardless of the form of settlement), subject to adjustment pursuant to Article IX hereof. If a Stock Option is granted in tandem with a Stock Appreciation Right, such that the exercise of the Stock Option or Stock Appreciation Right cancels the Tandem Stock Appreciation Right or Stock Option right, respectively, the Tandem Stock Option and Stock Appreciation Rights with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of the 7,500,000 share limit. Any Restricted Share Units that are settled in cash based in whole or in part on the Fair Market Value of Class B Common Stock shall be counted for purposes of the 7,500,000 share limit.

Section 1.7 Agreements.

Each Agreement shall (i) state the Date of Grant and the name of the Participant; (ii) specify the terms of the Grant; (iii) be signed by a person designated by the Committee and accepted by the Participant in such manner as may be required by the Committee; (iv) incorporate the Plan by reference; and (v) be delivered or otherwise made available to the Participant (including by electronic means). The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee, in its sole discretion, may deem advisable, including without limitation and by way of example, terms providing for forfeiture upon a Participant’s noncompliance any noncompetition agreement and terms providing for accelerated vesting in connection with a change in control of the Company. With respect to Awards granted to persons outside of the United States, the Committee shall have the authority to grant Awards upon such terms as the Committee deems appropriate and advisable (i) to take into account the laws of the applicable jurisdiction and/or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. To that end, to the extent permitted by law and the rules of any stock exchange or automated quotation system upon which the Common Stock is listed or quoted, the Committee may establish modified option exercise procedures and other terms and procedures. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more or less restrictive than the terms set forth in the Plan.

ARTICLE II

STOCK OPTIONS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant Stock Options on the terms and conditions set forth in the Plan, and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any Performance Goal requirements established by the Committee. Each

Agreement covering a Grant of Stock Options shall specify (i) the number of Stock Options granted; (ii) the Date of Grant; (iii) the exercise price of such Stock Options; (iv) whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options; (v) the period during which such Stock Options may be exercised and any vesting schedule applicable to such Stock Options, including any applicable Performance Goals; and (vi) any other terms that the Committee deems appropriate. Any Stock Option intended to qualify as an Incentive Stock Option that fails to so qualify shall be deemed a Non-Qualified Stock Option.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price at the time any Stock Option is granted; provided that, such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; and provided further, that, with respect to any Incentive Stock Option that is granted to a person holding more than 10% of the combined voting power of all the classes of common stock of the Company (or its parent or any subsidiaries within the meaning of Section 424(f) the Code), such exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant. The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article IX of the Plan.

Section 2.3 Exercise of Stock Options.

(a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). A Participant shall vest in Stock Options over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). The Committee may, however, in its sole discretion, accelerate the time at which a Participant vests in his or her Stock Options; provided that, the Committee may not, without the Participant’s consent, accelerate any Incentive Stock Option if such acceleration would disqualify such Stock Option as an Incentive Stock Option.

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that anything in the Plan or in the applicable Agreement to the contrary notwithstanding:

(i) Latest Exercise Date. No Stock Option granted under the Plan shall be exercisable after the tenth anniversary of the Date of Grant thereof.

(ii) Registration Restrictions. A Stock Option shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (A) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option, and the shares of Common Stock subject to such Stock Option have been duly qualified under applicable federal or state securities or blue sky laws; or (B) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Stock Option is required under any federal or state law or by any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercisable in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c) Exercise in the Event of Termination of Service for Participants Other Than Non-Employee Directors. Unless otherwise permitted by the Committee, in its sole discretion, in the event of the termination of service of a Participant other than a Non-Employee Director, such Participant’s Stock Option shall be exercisable as follows:

(i) Termination of Service Other Than a Termination for Cause or Due to Death or Permanent Disability. In the event that (A) such Participant’s service with the Company or any of its Subsidiaries ends by reason of a voluntary termination by the Participant or due to termination by the Company or any of its Subsidiaries other than due to a Termination for Cause, the Participant’s Outstanding Stock Options may be exercised, to the extent then exercisable, for a period of six months after the date of termination (three months in the case of Incentive Stock Options) or such longer period as may be determined by the Committee, in its sole discretion; (B) such Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or intestacy, or by any permitted transfer, for a period of twelve months following the date of death or such longer period as may be determined by the Committee, in its sole discretion; or (C) the Permanent Disability of such Participant occurs, his or her Outstanding Stock Options may be exercised, to the extent exercisable upon the date of the onset of such Permanent Disability, for a period of twelve months following such date or such longer period as may be determined by the Committee, in its sole discretion. Upon the occurrence of an event described in clause (A), (B) or (C) of this Section 2.3(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii) Termination for Cause. If a Participant’s service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, unless the Committee in its sole discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(iii) Maximum Exercise Period. Anything in this Section 2.3(c) to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

(d) Exercise in the Event of Termination of Service for Participants Who are Non-Employee Directors. Unless otherwise permitted by the Committee, in its sole discretion, in the event of the termination of service of a Non-Employee Director, such Non-Employee Director’s Stock Option shall be exercisable as follows:

(i) Termination of Service for Any Reason Other Than a Termination for Cause. In the event that a Non-Employee Director ceases to be a member of the Board for any reason other than due to a Termination for Cause, the Non-Employee Director may exercise any Outstanding Stock Options for a period of twelve months following the date of such termination, or for such longer period as may be determined by the Committee in its sole discretion, but only to the extent such Outstanding Stock Options were vested on the date of such termination (unless the Committee determines otherwise in its discretion). The Non-Employee Director shall relinquish all rights with respect to Stock Options that are not vested as of the date of such termination of service.

(ii) Termination for Cause. In the event that a Non-Employee Director ceases to be a member of the Board due to a Termination for Cause then, unless the Committee, in its sole discretion, determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(iii) Maximum Exercise Period. Anything in this Section 2.3(d) to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

Section 2.4 Payment of Purchase Price Upon Exercise.

The exercise price of a Stock Option shall be paid as follows: (i) in cash or by certified check, bank draft or money order made payable to the order of the Company; (ii) in the discretion of the Committee, in shares of Common Stock (provided that the Committee may require that such shares of Common Stock have been held for at least six months by the Participant) or other securities of the Company designated by the Committee valued at their Fair Market Value on the date of exercise of the Stock Option; (iii) in a combination of cash, shares or such other securities; (iv) by delivery (including by fax or electronic means in accordance with the procedures determined by the Committee) to the Company or its designated agent of an irrevocable option exercise notice together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain shares of Common Stock purchased upon exercise of a Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price for the Stock Option (provided that, with respect to such a cashless exercise, the Stock Option shall be deemed exercised on the date of sale of the shares of Common Stock received upon exercise); and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

ARTICLE III

STOCK APPRECIATION RIGHTS

Section 3.1 Grants of Stock Appreciation Rights Generally.

The Committee may from time to time grant Stock Appreciation Rights on the terms and conditions set forth in the Plan, and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any Performance Goal requirements established by the Committee. The Committee may grant Stock Appreciation Rights in tandem with Stock Options (a “Tandem Stock Appreciation Right”) or not in tandem with Stock Options (a “Stand-Alone Stock Appreciation Right”). Each Agreement covering a Grant of Stock Appreciation Rights (or, if applicable, the Agreement covering the related Stock Options) shall specify (i) the number of Stock Appreciation Rights granted; (ii) the Date of Grant; (iii) the exercise price of such Stock Appreciation Rights; (iv) the period during which such Stock Appreciation Rights may be exercised and any vesting schedule applicable to such Stock Appreciation Rights, including any applicable Performance Goals; and (v) any other terms that the Committee deems appropriate.

Section 3.2 Stock Appreciation Rights Granted in Tandem with Stock Options.

If a Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to, the time that its related Stock Option is granted. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right granted in tandem with a Stock Option shall entitle the holder either

(i) to exercise the related Stock Option with respect to all or a portion of the vested shares underlying such Stock Option; or

(ii) to exercise the Stock Appreciation Right by surrendering to the Company all or a portion of the related Stock Option (to the extent vested), in which case the holder shall be entitled to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock underlying the surrendered portion of such Stock Option (determined as of the day preceding the surrender of such Stock Option) over the aggregate Stock Option exercise price for such shares.

The exercise of a Tandem Stock Appreciation Right shall cause the immediate and automatic cancellation of its related Stock Option with respect to the number of shares underlying the surrendered portion of the Stock Option. Likewise, the exercise of the related Stock Option shall cause the immediate and automatic cancellation of the Tandem Stock Appreciation Right with respect to the number of shares underlying the surrendered portion of the Tandem Stock Appreciation Right. Payment by the Company upon a Participant’s exercise of a Stock Appreciation Right shall be made in cash or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee, or in a combination of cash, shares or such other securities. In the event such amount is paid in shares of Common Stock or other securities of the Company, one or more stock certificates for the appropriate number of shares of Common Stock or other securities shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that any certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.3 Stand-Alone Stock Appreciation Rights.

The Committee may grant Stand-Alone Stock Appreciation Rights on the terms and conditions set forth in the Plan and on such other terms and conditions as the Committee shall establish at the time of grant, including the satisfaction of any Performance Goal requirements established by the Committee. The Committee shall establish an exercise price at the time any Stand-Alone Stock Appreciation Right is granted; provided that, such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. A Stand-Alone Stock Appreciation Right shall entitle the holder thereof to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price for the Stock Appreciation Right multiplied by the number of rights exercised. The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article IX.

Stand-Alone Stock Appreciation Rights shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). A Participant shall vest in Stand-Alone Stock Appreciation Rights over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant). The Committee may, however, accelerate the time at which a Participant vests in his or her Stand-Alone Stock Appreciation Rights.

Section 3.4 Registration Restrictions and Rights in the Event of Termination of Service.

The provisions of Sections 2.3(b) and (c) (relating to latest exercise date, registration restrictions and exercise in the event of termination of service) shall apply equally to Awards of Stock Appreciation Rights.

ARTICLE IV

RESTRICTED SHARES AND UNRESTRICTED SHARE GRANTS

Section 4.1 Grants of Restricted Shares.

The Committee may from time to time grant Restricted Shares on the terms and conditions set forth in the Plan, and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any Performance Goal requirements established by the Committee. Each Agreement covering a Grant of Restricted Shares shall specify (i) the number of Restricted Shares granted; (ii) the Date of Grant; (iii) the price, if any, to be paid by the Participant for such Restricted Shares; (iv) the vesting schedule (as provided for in Section 4.2 hereof) applicable to such Restricted Shares, including any applicable Performance Goals or other criteria that the Committee determines must be satisfied in order to remove any restrictions with respect to such Award; and (v) any other terms that the Committee deems appropriate.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period(s) of time within which such Award may be subject to forfeiture, including any applicable Performance Goal requirements or other restrictions that the Committee shall determine and specify in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant).

Section 4.3 Rights and Restrictions Governing Restricted Shares.

As of the Date of Grant of Restricted Shares, the appropriate number of shares of Common Stock granted to a Participant shall be registered in the Participant’s name or otherwise credited to the Participant, but shall be held by the Company for the account of the Participant. The Participant shall have, with respect to his or her Restricted Shares, all rights of a stockholder as to such Restricted Shares of Common Stock (including, to the extent applicable, the right to vote and to receive dividends or other distributions made or paid with respect to such shares), subject to the following restrictions: (i) the Participant shall not be entitled to delivery of such shares of Common Stock until such shares have vested; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (iii) except as otherwise provided in Section 4.6, all unvested Restricted Shares shall be immediately forfeited upon a Participant’s termination of service with the Company or any Subsidiary for any reason. The Committee, in its sole discretion, may provide that any dividends or other distributions that are paid in shares shall be subject to the same restrictions as the Restricted Shares with respect to which such dividends or other distributions are made.

Section 4.4 Adjustment with Respect to Restricted Shares.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its sole discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange or automated quotation system on which the Common Stock is listed or quoted or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 4.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. One or more stock certificates for the appropriate number of shares of Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that any certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.6 Termination of Service.

In the event that the Participant’s service with the Company or any of its Subsidiaries ends for any reason prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant’s unvested Restricted Shares shall vest as of the date of such event, in which case such shares shall be delivered, in accordance with Section 4.5, to the Participant or in the case of the Participant’s death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

Section 4.7 Unrestricted Share Grants.

The Committee may, in its sole discretion, make Awards of unrestricted Common Stock in recognition of outstanding achievements and performance or for any other reason that it deems appropriate.

ARTICLE V

RESTRICTED SHARE UNITS

Section 5.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan, and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any Performance Goal requirements established by the Committee. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a Grant of Restricted Share Units shall specify (i) the number of Restricted Share Units granted; (ii) the Date of Grant; (iii) the price, if any, to be paid by the Participant for such Restricted Share Units; (iv) the vesting schedule (as provided for in Section 5.2 hereof) applicable to such Restricted Share Units, including any applicable Performance Goals or other criteria that the Committee determines must be satisfied in order to remove any restrictions with respect to such Award; and (v) any other terms that the Committee deems appropriate.

Section 5.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the periods of time within which such Award may be subject to forfeiture, including any applicable Performance Goal requirements or other restrictions that the Committee shall determine and specify in the applicable Agreement (or in any employment or consulting agreement applicable to the Participant).

Section 5.3 Adjustment with Respect to Restricted Share Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its sole discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 5.4 Settlement of Restricted Share Units.

On the date on which Restricted Share Units vest, or at such other times as the Committee shall determine, all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable, in the sole discretion of the Committee, (i) in Common Stock; (ii) in cash equal to the number of shares of Common Stock subject to such Restricted Share Units multiplied by the Fair Market Value of (a) a share of Common Stock, (b) a share of Class B Common Stock, or (c) by a weighted average of the Fair Market Value of (a) and (b), which weighted average may include equal weights for Common Stock and Class B Common Stock; or (iii) in a combination of Common Stock and cash. In the event the Restricted Share Units are paid in Common Stock, one or more stock certificates for the appropriate number of shares of Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that any certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 5.5 Termination of Service.

In the event that the Participant’s service with the Company or any of its Subsidiaries ends for any reason prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant’s unvested Restricted Share Units shall vest as of the date of such event, in which case, in the discretion of the Committee, either certificates representing shares of Common Stock or a cash payment equal to the shares of Common Stock multiplied by the Fair Market Value of a share of Common Stock or Class B Common Stock or by a weighted average of the Fair Market Value of a share of Common Stock and Class B Common Stock (which weighted average may include equal weights for Common Stock and Class B Common Stock), or a combination of cash and shares, shall be delivered in accordance with Section 5.4, to the Participant or, in the case of the Participant’s death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

ARTICLE VI

PHANTOM SHARES

Section 6.1 Grants of Phantom Shares.

The Committee may from time to time grant Phantom Shares, the value of which shall be determined by reference to a share of Common Stock, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any Performance Goal requirements established by the Committee. Each Agreement covering a Grant of Phantom Shares shall specify the (i) number of Phantom Shares granted; (ii) the Date of Grant; (iii) the Initial Value of such Phantom Shares; (iv) the Valuation Date(s); (v) the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date; (vi) any vesting schedule (as provided for in Section 6.3 hereof) applicable to such Phantom Shares, including any applicable Performance Goals; (vii) any applicable limitation on payment (as provided for in Section 6.4 hereof) for such Phantom Shares; and (viii) any other terms that the Committee deems appropriate.

Section 6.2 Appreciation Value.

(a) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date.

(b) Payment of Appreciation Value. Except as otherwise provided in Section 6.5, and subject to the limitation contained in Section 6.4, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share.

Section 6.3 Vesting.

The Committee may, in its sole discretion, provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time from the Date of Grant as may be specified in a vesting schedule contained therein.

Section 6.4 Limitation on Payment.

The Committee may, in its sole discretion, establish and set forth in the Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Agreement.

Section 6.5 Termination of Service, Death or Permanent Disability.

Unless otherwise permitted by the Committee, in its sole discretion, in the event of the termination of service of a Participant, the following provisions shall apply:

(a) Termination of Service Other Than a Termination for Cause or Due to Death or Permanent Disability. If, before the occurrence of one or more Valuation Dates applicable to the Participant’s Outstanding Phantom Shares, the Participant’s service with the Company or any of its Subsidiaries ends by reason of (i) a voluntary termination by the Participant or a termination of the Participant’s service by the Company or any of its Subsidiaries other than due to a Termination for Cause; or (ii) the Participant’s death or, in the case of a Participant who is an employee, the Participant’s Permanent Disability, then, unless the Committee, in its sole discretion, determines otherwise, the Appreciation Value of each Outstanding Phantom Share as to which the Participant’s rights are vested as of the date of such event shall be the lesser of (x) the Appreciation Value of such Phantom Share calculated as of the date of such event or (y) the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto. Unless the Committee, in its sole discretion determines otherwise, the Appreciation Value so determined for each such vested Outstanding Phantom Share shall then be payable to the Participant or the Participant’s estate following the originally scheduled Valuation Date applicable thereto in accordance with Section 6.2(b). Upon the occurrence of an event described in this Section 6.5(a), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

(b) Termination for Cause. If a Participant’s service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, unless the Committee, in its sole discretion, determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

ARTICLE VII

DIVIDEND EQUIVALENTS

The Committee shall have the authority to grant Dividend Equivalents as part of any Award granted hereunder, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. The grant of a Dividend Equivalent may be made at the time of the grant of the related Award or at any time thereafter up to the time of payment of such Award. Payments in respect of Dividend Equivalents may be made in cash, or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee, or in a combination of cash, shares of Common Stock or such other securities. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

ARTICLE VIII

PERFORMANCE GOALS

Section 8.1 Terms.

The grant, vesting and/or exercisability of any Award may, in the Committee’s sole discretion, be conditioned, in whole or in part, on the attainment of performance targets related to one or more Performance Goals over a performance period.

(a) Grants that are not intended to qualify for the Section 162(m) Exception may be based on the achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

(b) Grants that are intended to qualify for the Section 162(m) Exception based on the satisfaction of one or more Performance Goals shall be conditioned on the achievement during a specified performance period, of specified levels of one or more of the following measures: operating income; Adjusted Operating Income; income before income taxes; Adjusted Income Before Income Taxes; net income; Adjusted Net Income; OIBDA; earnings per share; revenues; net revenues; Free Cash Flow; net income from continuing operations; total stockholder return; share price; return on equity; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; net operating profit after tax; operating margin; gross margin; or any combination thereof. A “performance period” shall be a calendar year or other fiscal year of the Company or other longer or shorter period designated by the Committee. The Committee shall establish the Performance Goals related to an Award for each performance period not later than ninety days after the start of such period; provided, however, that, Performance Goals shall in no event be established after 25% of a performance period has elapsed.

Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 8.2 Determination of Awards.

Prior to payment with respect to any Award that has been conditioned upon achievement of a Performance Goal intended to qualify for the Section 162(m) Exception, the Committee shall certify whether the Performance Goal(s) have been achieved in the manner required by Section 162(m) of the Code. The Committee may, in its sole discretion, reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goal(s) related to such Award have been achieved. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 8.3 Adjustment of Calculation of Performance Goals.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs that has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria, including, without limitation, changes in accounting standards, the Committee may, to the extent consistent with Section 162(m) of the Code, adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such performance period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 8.3 shall be conclusive and binding on all persons for all purposes.

ARTICLE IX

EFFECT OF CERTAIN CORPORATE CHANGES.

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan and available for issuance pursuant to Awards, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the exercise price or other price in respect of outstanding Awards, (iv) the appropriate Fair Market Value and other price determinations for outstanding Awards and (v) the maximum number of shares of Common Stock referred to in Sections 1.5 and 1.6 of the Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.

In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock, or any distribution to holders of Common Stock or securities or property (including cash dividends that the Committee determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the maximum number of shares of Common Stock referred to in Sections 1.5 and 1.6 of this Plan to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (x) to assume under the Plan previously issued compensatory Awards, or to substitute new Awards for previously issued compensatory Awards as part of such adjustment; (y) to cancel Awards that are Stock Options or Stock Appreciation Rights and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Stock Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Awards.

ARTICLE X

MISCELLANEOUS

Section 10.1 No Rights to Grants or Continued Service.

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, Non-Employee Director or Advisor any right to be retained by the Company or any of its Subsidiaries nor the right to be nominated, re-elected or retained as a member of the Board for any period of time or at any particular rate of compensation.

Section 10.2 Restriction on Transfer.

Except as otherwise provided by the Committee, the rights of a Participant with respect to any Award shall not be transferable by the Participant to whom the Award is granted, except by will or the laws of descent and distribution.

Section 10.3 Taxes.

The Company or a Subsidiary thereof, as appropriate, is authorized to withhold from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. This authority shall include the authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee, in its sole discretion, may require, as a condition to the exercise of any Stock Option or Stock Appreciation Right or delivery of any shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes owed as a result of such exercise. Any Participant who makes an election under Section 83(b) of the Code to have his or her receipt of shares of Restricted Stock taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.4 Stockholder Rights.

No Grant under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock, except as provided in Article IV with respect to Restricted Shares or when and until shares are delivered upon exercise of a Stock Option or when and until shares are delivered in settlement of a Stock Appreciation Right or a Restricted Share Unit; provided that, notwithstanding the foregoing, the Committee in its sole discretion may determine that any Award shall entitle its holder to rights equivalent to those of a holder of shares of Common Stock.

Section 10.5 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.6 Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Stock Appreciation Rights or Restricted Share Units under the Plan and payments of Appreciation Value and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

ARTICLE XI

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange or automated quotation system on which the Common Stock is listed or quoted. No termination or amendment of the Plan may, without the consent of the Participant to whom a grant has been made, adversely affect the rights of such Participant in the Awards covered by such Grant. Unless previously terminated pursuant to this Article XI, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Grants may be awarded hereunder after such date.

ARTICLE XII

INTERPRETATION

Section 12.1 Governmental Regulations.

The Plan, and all Grants hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 12.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 12.3 Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIII

EFFECTIVE DATE

The Plan shall be effective as of July 20, 2004.